UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2010
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 932-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 9, 2010, Cambium Learning, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Briargrove Place, L.L.C. (the “Lessor”) to occupy approximately 32,756 rentable square feet of office space at 17855 Dallas Parkway, Dallas, Texas (the “Premises”). The Company intends to use the Premises as its corporate headquarters. The term of the Lease runs from November 1, 2010 through December 31, 2018 with the option for the Company to extend the term for two extension terms of sixty months each at the then-prevailing market rental rate. The Company also has the option to terminate the lease on December 31, 2016 and pay a termination amount of $0.6 million. The aggregate minimum lease commitment for the full term of the Lease is approximately $4.7 million. The Lessor has provided the Company with a tenant improvement allowance of up to $1.1 million.
The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Lease attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 hereof is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Office Lease Agreement Between Briargrove Place, L.L.C and Cambium Learning, Inc. Dated July 9, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer of the registrant.
Date: July 15, 2010

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Office Lease Agreement Between Briargrove Place, L.L.C and Cambium Learning, Inc. Dated July 9, 2010